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                                 FIRST AMENDMENT
                                     TO THE
                      APPLIED INDUSTRIAL TECHNOLOGIES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                           (JULY 1, 1997 RESTATEMENT)


         WHEREAS, the Applied Industrial Technologies, Inc. Supplemental Executive Retirement Plan (formerly known as the Bearings, Inc. Supplemental Executive Retirement Plan and hereinafter referred to as the "Plan") was established on January 21, 1988, by Applied Industrial Technologies, Inc. (formerly known as Bearings, Inc. and hereinafter referred to as the "Company") to provide supplemental retirement benefits for certain key executives of the Company; and

         WHEREAS, effective as of July 1, 1997, the Plan was amended and restated; and

         WHEREAS, the Company desires to amend certain distribution provisions of the Plan;

         NOW, THEREFORE, effective as of August 5, 1998, the Plan is hereby amended in the respects hereinafter set forth.

         1. Section 1.1 of the Plan is hereby amended by the addition of a Paragraph (16) at the end thereof to provide as follows:


                     (16) The term "POTENTIAL CHANGE OF CONTROL" shall mean the occurrence of either of the following events:

                           (i) any "person" becomes the "beneficial owner" (as those terms are defined by the Securities Exchange Act of 1934), directly or indirectly, of Company securities representing 15% or more of the combined voting power of then outstanding securities of the Company; or

                           (ii) any person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change of Control.

         2.  Section 7.3 of the Plan is hereby amended to provide as follows:

                     7.3 PAYMENT OF BENEFITS UPON A CHANGE IN CONTROL. Except as
              otherwise provided in this Section 7.3 any monthly supplemental retirement benefit which is calculated under Section 7.2 and which is payable to an eligible Participant shall not be paid in a monthly annuity form but instead shall be paid in a single sum




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              determined using the actuarial factors and interest rate set forth in Section 11.7, unless such Participant elects (i) during the 30-day period after a Potential Change of Control, or (ii) prior to the occurrence of a Change of Control, whichever occurs earlier, to receive, after his termination of employment with the Company such monthly supplemental retirement benefits in one of the optional payments forms described in Section 6.1 of the Plan. Moreover, in the event of a Change of Control, each Participant and each Contingent Annuitant of a deceased Participant, who is receiving monthly supplemental retirement benefits under the Plan, shall receive the actuarial present value of future payments of such monthly benefits in a single sum determined pursuant to the provisions of Section 11.7. Any such single sum payment payable under this Section 7.3 shall be made to an eligible Participant or an eligible Contingent Annuitant as soon as reasonably practicable but in no event later than 60 days after such Change of Control.

         Executed at Cleveland, Ohio this 21st day of December, 1998.

                                         APPLIED INDUSTRIAL TECHNOLOGIES, INC.



                                         By:   /s/ John R. Whitten
                                            ------------------------------------
                                               Title:  Vice President